Exhibit 15
Awareness of Independent Registered
Public Accounting Firm
We are aware that our report dated May 7, 2007, on our review of interim financial statements of Home BancShares, Inc. for the periods ended March 31, 2007 and 2006, is incorporated by reference to Form S-8 filed on August 15, 2006. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.
/s/ BKD, LLP
Little Rock, Arkansas
May 7, 2007